UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    Form 8-K
                                     Current

          Pursuant to Section 13 of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 January 2, 2003


                         Meditech Pharmaceuticals, Inc.
               ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)

Nevada                              000-12561                    95-3819300
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission                (IRS employer
incorporation or organization)      File Number)             Identification No.)


            PMB 382, 10105 E. Via Linda, #103, Scottsdale, AZ 85258
            -------------------------------------------------------
             (Address of principal executive offices and zip code)


                                 (480) 614-2874
                         -----------------------------
                        (Registrant's telephone number)

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective January 1, 2003, certain principals of Corbin & Wertz ("C&W"), the Company's independent auditors, formed Corbin & Company LLP ("C&C"), as a successor public accounting firm and transferred substantially all of C&W's audit and attest clients to C&C. As a result, on January 2, 2003, the Board of Directors has approved the engagement of C&C by the Company as its independent auditors for the fiscal year ending May 31, 2003.

C&W did not resign or decline to stand for reelection, but were dismissed on January 2, 2003 to allow the appointment of C&C.

During the past two fiscal years ending May 31, 2002, C&W's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles.

There were no disagreements with C&W during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in
Item 304(a)(1)(iv) of Regulation S-B, during that period of time.

Registrant has provided C&W with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-B, Item 304(a). C&W has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith C&W's letter as Exhibit 16.1 to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
--------------------------------------------------------------------------------
     (c)  Exhibits
     ---------------------------------------------------------------------------


Exhibit number       Description
--------------       -----------

16.1                Corbin & Wertz Letter

                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Meditech Pharmaceuticals, Inc.
                                           (Registrant)

                                   By: /s/ Gerald N. Kern
                                       -----------------------------------------
                                           Gerald N. Kern
                                           Chief Executive Officer



Date:  January 3, 2003